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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                             EMISSIONS TESTING, INC.

      2. ARTICLE ONE

      3. Offices

      Section 1.1 PRINCIPAL OFFICE. The principal office for the business of eMissions Testing, Inc. (the "Corporation"), shall be located at such place as the Board of Directors may fix from time to time.

      Section 1.2 OFFICE LOCATION. The Corporation may have other offices at such place or places (within or without the State of Georgia) as the Board of Directors may designate from time to time or the business of the Corporation may require or make desirable.

      Section 1.3 REGISTERED OFFICE. The registered office of the Corporation shall be the office named in the articles of incorporation and may be changed at any time by the Board of Directors by resolution and upon the filing of appropriate documents in the office of the Secretary of State of Georgia.

      4. ARTICLE TWO

      5. Capital Stock

      Section 2.1 CERTIFICATES. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation's classes or series without issuing certificates to represent such shares. When shares are represented by certificates, at a minimum, each share certificate shall state on its face: (1) the name of the Corporation and that the Corporation is organized under the laws of Georgia; (2) the name of the person to whom the shares are issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. Share certificates shall be numbered consecutively and entered into the stock transfer books of the Corporation as they are issued.

      Section 2.2 SIGNATURES; TRANSFER AGENT; REGISTRAR. Each certificate shall be signed, either manually or in facsimile, by the President, a Vice President, the Secretary, or the Treasurer and may bear the corporate seal or its facsimile. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

      When shares are not represented by certificates, within a reasonable time after the issue or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required to be on certificates, as specified above.


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      Section 2.3 STOCK TRANSFER BOOKS. The Corporation shall keep at its registered office or its principal office or at the principal office of its transfer agent or registrar, wherever located, with a copy at the principal office of the Corporation, a book or set of books, to be known as the stock transfer books of the Corporation, containing in alphabetical order the name of each shareholder of record, together with such shareholder s address and social security number and the number of shares of each kind, class, or series of capital stock held by the shareholder. The stock transfer books shall be maintained in current condition. The stock transfer books, or the duplicate copy thereof maintained at the principal office of the Corporation, shall be available for inspection and copying by any shareholder authorized to make such inspection pursuant to the Georgia Business Corporation Code (the "Code"), at the sole cost of the person desiring to make such copy. The stock transfer books may be inspected or copied either by such shareholder or by such shareholder's duly authorized attorney or agent. The information contained in the stock transfer books and share register may be stored on punch cards, magnetic tape, magnetic discs, or other information storage devices relating to electronic data processing equipment, provided that any such method, device, or system employed shall be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by any shareholder authorized by the Code or for any other proper corporate purpose.

      Section 2.4 REPLACEMENT CERTIFICATE. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner's authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner s or representative's compliance with all of the following conditions: (a) The owner shall file with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;
(b) the owner also shall file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and (c) the owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary, or the Board of Directors of the Corporation and the transfer agent or the registrar shall deem appropriate under the circumstances. A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen, or destroyed certificates.

      Section 2.5 FRACTIONAL SHARE INTERESTS. The Corporation may (1) issue fractions of a share or pay in money the value of fractions of a share; (2) arrange for disposition of fractional shares by or for the account of the shareholders; and (3) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the


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information required by the Code to be on share certificates. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation only if the scrip provides for such rights. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable.

      Section 2.6 SHARE TRANSFERS AND REGISTRATION. Upon compliance with provisions restricting the transferability of shares, if any, transfers of capital stock of the Corporation by the registered holder thereof shall be recorded on the stock transfer books of the Corporation only upon the written request of such registered holder, or by such holder's attorney authorized to effect such transfers by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and upon surrender of the certificate or certificates for such shares properly endorsed for transfer (if the shares are represented by certificates), accompanied by such assurances as the Corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes. It shall be the duty of the Corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate, and record the transactions upon the stock transfer books of the Corporation.

      Section 2.7 REGISTERED SHAREHOLDERS. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered in the stock transfer books as the owner of shares of capital stock of the Corporation as the person exclusively entitled to receive notification, dividends, and distributions, to vote and to otherwise exercise the rights, powers, and privileges of ownership of such capital stock, and shall not be required to recognize any adverse claim.

      Section 2.8 RECORD DATE. The Board of Directors may fix a future date to serve as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other shareholder action; provided, however, that such future date shall not be more than seventy days before the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting.

      Section 2.9 VOTING RIGHTS. Each outstanding share, regardless of class, shall be entitled to one vote, except as provided in subsections (b) and (c) of O.C.G.A.ss.14-2-721 or any successor statute or unless otherwise provided in the articles of incorporation.

      6. ARTICLE THREE

      7. Shareholders' Meetings

      Section 3.1 DEFINITIONS. As used in these bylaws regarding the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares of capital stock of the Corporation and to a holder or holders of record of outstanding shares of capital stock of the Corporation when the Corporation is authorized to issue only one class of shares. Such reference also is intended to include any outstanding share or shares and any holder or holders of record of


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outstanding shares of any class upon which or upon whom the articles of incorporation confer such governance rights when there are two or more classes or series of shares or upon which or upon whom the Code confers such governance rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

      Section 3.2 DATE AND TIME. The annual meeting of the shareholders of the Corporation shall be held each fiscal year on the date and at the time designated, from time to time, by the Board of Directors. If at any time the Board of Directors shall fail to otherwise designate the date of an annual meeting, then such annual meeting shall be held at 10:00 a.m., local time, on the second Tuesday of the fourth month following the end of the fiscal year of the Corporation, or, if such day is a legal holiday, the next following business day. A special meeting shall be held on the date and at the time designated by the person or persons calling such special meeting.

      Section 3.3 PLACE. Annual and special meetings may be held within or without the State of Georgia at such place as the Board of Directors may from time to time designate or as may be specified in the notice of such meeting. Whenever the Board of Directors shall fail to designate such place, the meeting shall be held at the principal office of the Corporation in the State of Georgia.

      Section 3.4 CALL. Annual meetings may be called by the Board of Directors, the Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings, including any special meeting in lieu of an annual meeting, may be called in like manner, except that any such meeting also shall be called by the Corporation upon the written request of any holder or holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

      Section 3.5 NOTICE. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any other such minimum period of days as may be prescribed by the
Code) nor more than sixty days before the date of the meeting, either personally or by first class mail by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. When a meeting is adjourned to a different date, time, or place it shall not be necessary to give any notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If, however, a new record date is or must be fixed under the Code, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

      Section 3.6 WAIVER OF NOTICE. A shareholder may waive any notice required by the Code, the articles of incorporation, or these bylaws before or after the date and time of the required notice. The waiver must be in writing, signed by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such waiver of notice of a shareholders' meeting with respect to an amendment of the articles of incorporation pursuant to O.C.G.A. ss.14-2-1003, a plan of merger or share exchange pursuant to O.C.G.A. ss. 14-2-1103, a sale of assets pursuant to O.C.G.A. ss. 14-2-1202, or any other action which would entitle the shareholder to dissent pursuant to O.C.G.A. ss. 14-2-1302 or any successor statute shall be effective unless the provisions of paragraphs (1) or (2) of subsection (c) of O.C.G.A. ss. 14-2-706 or any successor statute are followed. Attendance at a meeting waives objection (1) to notice or defective notice of a meeting unless the shareholder at the beginning of


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the meeting objects to holding the meeting or transacting business at the meeting and (2) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      Section 3.7 SHAREHOLDERS' LIST. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection at the time and place of the meeting by any shareholder or the shareholder's agent or attorney.

      Section 3.8 CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman of the meeting to be chosen by the shareholders. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

      Section 3.9 PROXY REPRESENTATION. At any meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy. An appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment form.

      Section 3.10 QUORUM AND ACTION OF SHAREHOLDERS. At all meetings of the shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter, unless the Code, the articles of incorporation, or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the articles of incorporation, or a provision of these bylaws adopted by the shareholders under O.C.G.A. ss.I14-2-1021 or any successor statute, requires a greater number of affirmative votes.

      Section 3.11 ADJOURNMENT OF MEETING. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

      Section 3.12 ACTION WITHOUT A MEETING. Any action required or permitted by the Code to be taken at a shareholders' meeting may be taken without a meeting if all the shareholders entitled to vote on such action, or the appropriate percentage of shareholders designated in the articles of incorporation, sign one or more written consents describing the action taken and the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate


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records. No such written consent shall be valid unless the provisions of
O.C.G.A. ss.14-2-704(b) or any successor statute are followed.

      8. ARTICLE FOUR

      9. Directors

      Section 4.1 DEFINITIONS AND CORPORATE POWER AND AUTHORITY. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a board of directors (herein referred to as the "Board of Directors," "Board," or "directors" notwithstanding that only one director may legally constitute the Board), subject to any limitation set forth in the articles of incorporation, or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, or lawful agreements among the shareholders.

      Section 4.2 QUALIFICATIONS AND NUMBER. Directors shall be natural persons who are at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Georgia. The Board of Directors shall consist of not less than one nor more than seven members. The Board of Directors or the shareholders may fix the number of directors or may change the variable range for the size of the Board of Directors by fixing a different minimum and maximum number of directors.

      Section 4.3 ELECTION AND TERM. The initial directors shall hold office until the first shareholders' meeting at which directors are elected, or until the earlier of a director's death, resignation, incapacity to serve, or removal. The terms of all other directors shall expire at the next annual shareholders' meeting following a director's election or upon the earlier of such director's death, resignation, incapacity to serve, or removal. Despite the expiration of a director's term, such director shall continue to serve until a qualified successor shall be elected. A decrease in the number of directors does not shorten an incumbent director's term.

      Section 4.4 VACANCIES. Unless the articles of incorporation or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy, whichever group shall act first. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      Section 4.5 QUORUM AND ACTION. A majority of the directors shall constitute a quorum for the transaction of business unless the Code, the articles of incorporation, or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, authorizes a greater number. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at a meeting is the act of the Board, unless the articles of incorporation or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, requires the vote of a greater number of directors.

      Section 4.6 MEETINGS.


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            (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

            (b) PLACE. Meetings shall be held at such place within or without the State of Georgia as shall be determined by the Board.

            (c) CALL. Meetings may be called by the Chairman of the Board, if any, by the President, or by any two directors if the Board consists of three or more directors, or by any director if the Board consists of fewer than three directors.

            (d) NOTICE, WAIVER OF NOTICE. Unless the articles of incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice required of the date, time, place, or purpose of the meeting. Notice of special meetings shall be given to directors at least two days before such meetings, which notice shall specify the date, time, and place of the meeting. The notice need not state the purpose of the special meeting. A director may waive any notice required by the Code, the articles of incorporation, or these bylaws before or after the date and time of the required notice. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            (e) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any director chosen by the Board, shall preside. The person presiding at the meeting shall designate a person to act as secretary of the meeting, who may or may not be a director or officer of the Corporation.

      Section 4.7 ACTION WITHOUT MEETING. Unless the articles of incorporation or a provision of these bylaws provides otherwise, any action required or permitted by the Code to be taken at a Board of Directors' meeting may be taken without a meeting, if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

      Section 4.8 COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

      Section 4.9 REMOVAL BY SHAREHOLDERS. At any shareholders' meeting with respect to which notice of such purpose has been given, the shareholders may remove one or more directors from office, with or without cause, by a majority of the votes entitled to be cast unless the articles of incorporation or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, provides otherwise.

      10. ARTICLE FIVE

      11. Committees


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      Section 5.1 MEMBERS. The Board of Directors may create one or more committees and appoint members to serve on them. Each committee may have one or more directors, who shall serve at the pleasure of the Board of Directors.

      Section 5.2 AUTHORITY. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors under O.C.G.A. ss. 14-2-801 or any successor statute. A committee shall not, however:
(1) approve or propose to shareholders action that the Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or on any of its committees; (3) amend articles of incorporation pursuant to O.C.G.A. 14-2-1002 or any successor statute; (4) adopt, amend, or repeal bylaws; or (5) approve a plan of merger not requiring shareholder approval.

      Section 5.3 MEETINGS. Committees shall meet from time to time on call of the Chairman of the Board, if any, the President, or of any one or more members of the particular committee. The requirements for meetings, action without meetings, notices, and waivers of notice of the Board of Directors shall apply to any committee which the Board shall establish. A committee shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after the action has been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

      Section 5.4 QUORUM AND VOTING. The quorum and voting requirements of the Board of Directors also shall apply to any committee which the Board shall establish.

      Section 5.5 REMOVAL. The Board of Directors shall have power to remove any member of any committee at any time, with or without cause, to fill vacancies, and to dissolve any such committee.

      12. ARTICLE SIX

      13. Officers

      Section 6.1 SELECTION. The Board of Directors at each annual meeting shall, and at any regular or special meeting may, elect or appoint a President, a Secretary, and a Treasurer and may elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, assistant officers, and agents as they may determine. The President may, but need not, be a director. Any two or more offices may be held simultaneously by the same person. Unless otherwise provided in the resolution of election or appointment, all officers shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been duly elected or appointed and qualified or until their earlier resignation, removal from office, or death. All officers, assistant officers, and agents of the Corporation shall have such authority, powers, duties, functions, and privileges as provided for herein and as the Board may determine from time to time. The Board may designate, elect, or appoint a chief operating officer and/or a chief executive officer, each of whom shall be deemed a Vice President unless elected to any other office.


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      Section 6.2 CHAIRMAN OF THE BOARD. If a Chairman of the Board is elected by the directors, the Chairman shall preside at all meetings of shareholders and directors, and, unless otherwise provided by law, when the signature of the President is required the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. The Chairman shall have such other powers and duties as the Board may prescribe from time to time. In the event of the disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

      Section 6.3 PRESIDENT. The President shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and directors. The immediate supervision of the affairs of the Corporation shall be vested in the President. It shall be the President's duty to attend to the business of the Corporation and maintain strict supervision over all of its affairs and interests. The President shall keep the Board of Directors fully advised about the affairs and conditions of the Corporation, and shall manage and operate the business of the Corporation pursuant to and in accordance with such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to the approval of the Board, hire and fix the compensation of all employees and agents of the Corporation (other than the officers listed in this Article 6, unless such power is delegated to the President by the Board of Directors), and any persons thus hired shall be removable at the President's pleasure. Unless the Board of Directors by resolution shall otherwise provide, the President may delegate in writing such of the President's powers as the President deems appropriate to other officers, employees, and agents of the Corporation.

      Section 6.4 VICE PRESIDENT. The Vice President (or Vice Presidents, in the order designated by the Board) shall, in the absence or disability of the President (and the Chairman of the Board, if one is elected by the Board of Directors) perform the duties and exercise the powers of the President, and shall perform such other duties as shall from time to time be imposed upon any Vice President by the Board or delegated to a Vice President by the President. The Board may by resolution supplement the title of any Vice President in any manner.

      Section 6.5 SECRETARY. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and the Board of Directors; to keep the stock transfer books of the Corporation; to notify the shareholders and directors of meetings as provided by these bylaws or the Code; to have custody of the seal of the Corporation; to affix such seal to any instrument requiring the same; to attest the signature or certify the incumbency or signature of any officer of the Corporation; and to perform such other duties as the Chairman of the Board, the President, or the Board of Directors may prescribe. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Chairman of the Board, the President, the Secretary, or the Board of Directors may prescribe.

      Section 6.6 TREASURER. The Treasurer shall keep, or cause to be kept, the financial books and records of the Corporation, and shall faithfully account for the Corporation's funds, financial assets, and other assets entrusted to the Treasurer's care and custody. The Treasurer shall make such reports as may be necessary to keep the Chairman of the Board, the President, and the Board of Directors informed at all times as to the financial condition of the Corporation, and shall perform such other duties as the Chairman of the Board, the President, or the Board of Directors may prescribe. The Treasurer shall maintain the money and other assets of the Corporation in the name and to the credit of the Corporation in such depositories as the Treasurer may choose or as may be designated by the Board of Directors. The Treasurer may provide for


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the investment of the money and other assets of the Corporation consistent with the needs of the Corporation to disburse such money and assets in the course of the Corporation's business. The Treasurer shall perform the duties of the Secretary of the Corporation in the absence or disability of the Secretary and any Assistant Secretary. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as the Chairman of the Board, the President, the Treasurer, or the Board of Directors may prescribe.

      Section 6.7 SALARIES AND BONDS. The Board of Directors shall fix the compensation of all officers of the Corporation, unless pursuant to a resolution of the Board the authority to fix such compensation is delegated to the President or to a committee of the Board. The fact that any officer also is a director shall not preclude such officer from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may, in its sole discretion, require bonds from any or all of the officers and employees of the Corporation for the faithful performance of their duties and conduct while in office.

      Section 6.8 DISALLOWED PAYMENTS. Any payments made to an officer of the Corporation, such as commission, bonus, interest, rent, or entertainment expense incurred by such officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment by the officer of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the Corporation has been recovered.

      Section 6.9 REMOVAL. The Board of Directors may remove any officer at any time with or without cause.

      14. ARTICLE SEVEN

      15. Indemnification

      Section 7.1 AUTHORITY TO INDEMNIFY.

            (a) Except as provided in subsections (b) and (c) of this Section 7.1, and subject to the provisions of Section 7.4 of these bylaws, the Corporation shall indemnify an individual made a party to a proceeding because such individual is or was a director against liability incurred in the proceeding, if such director acted in a manner such director believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, such director had no reasonable cause to believe the conduct was unlawful.

            (b) The Corporation may not indemnify a director under this Section 7.1:

                  (1) In connection with a proceeding by or in the right of the
                      Corporation in which the director was adjudged liable to the Corporation; or


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                  (2) In connection with any other proceeding in which the
                      director was adjudged liable on the basis that personal benefit was improperly received by the director.

            (c) Indemnification permitted under Section 7.1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

      Section 7.2 MANDATORY INDEMNIFICATION. Unless otherwise provided in the articles of incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party, or in defense of any claim, issue, or matter therein, because that individual is or was a director of the Corporation, the Corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

      Section 7.3 ADVANCE FOR EXPENSES.

            (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (1) The director furnishes the Corporation a written affirmation of such director's good faith belief that such director has met the standard of conduct set forth in subsection (a) of Section 7.1 of these bylaws; and

            (2) The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under Section 7.1.

            (b) The undertaking required by paragraph (2) of subsection (a) of this Section 7.3 must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

      Section 7.4 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

            (a) The Corporation shall not indemnify a director under Section 7.1 of these bylaws unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is required in the circumstances because the director has met the standard of conduct set forth in subsection (a) of Section 7.1.

            (b) The determination described in Section 7.4(a) above shall be made:

                (1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

            (2) If a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or


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            (3) By special legal counsel:

                (i) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (1) or (2) of this subsection (b); or

                (ii) If a quorum of the Board of Directors cannot be obtained under paragraph (1) of this subsection (b) and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

            (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required, except that if the determination that indemnification is required is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this bylaw provision to select counsel.

      Section 7.5 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless the articles of incorporation provide otherwise:

            (a) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 7.2 of these bylaws to the same extent as a director; and

            (b) The Corporation may, in the discretion of the Board of Directors, indemnify and advance expenses to an officer, employee, or agent, who is not a director, to the extent the Board deems appropriate, consistent with public policy.

      Section 7.6 DIRECTOR'S EXPENSES AS A WITNESS. This Article Seven does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with such director's appearance as a witness in a proceeding at a time when such director has not been made a named defendant or respondent to the proceeding.

      16. ARTICLE EIGHT

      17. Notices

            (a) Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director, or officer, it shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.


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            (b) Written notice to a shareholder, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and Corporation's current record of shareholders. If the Corporation has more than 500 shareholders of record entitled to vote at a meeting, however, the Corporation may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage pre paid, not less than thirty days before the date of the meeting.

            (c) Except as provided in subsection (b) of this Article Eight, written notice, if in comprehensible form, is effective at the earliest of the following: (1) when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence; (2) five days after its deposit in the mail, as evidenced by the postmark or such longer period as may be provided in the articles of incorporation or bylaws, if mailed with first-class postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner.

      18. ARTICLE NINE

      19. Amendments

            (a) Unless the articles of incorporation or the Code provides otherwise, or the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw, the Board of Directors may amend the bylaws if the voting requirements provided in Section 4.5 of these bylaws are satisfied, except as provided below. The shareholders also may amend or repeal the Corporation's bylaws or adopt new bylaws if the voting requirements in Section 3.10 of these bylaws are satisfied. Unless the articles of incorporation or a provision of these bylaws provides otherwise, a bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted, amended, or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast or only by a majority of the entire Board of Directors. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

      (b)A provision of these bylaws limiting the authority of the Board of Directors, establishing staggered terms for directors, or fixing a greater quorum or voting requirement for shareholders (except as provided in O.C.G.A. ss.ss. 14-2-1020, 14-2-1113 or 14-2-1133 or any successor provisions) shall be adopted, amended, or repealed only by the shareholders. The shareholders may provide by resolution that any bylaw provision repealed or amended by them may not be repealed or amended by the Board of Directors.

      20. ARTICLE TEN

      21. Miscellaneous

      Section 10.1 INSPECTION OF RECORDS BY SHAREHOLDERS.


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            (a) A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

            (1) The Corporation's articles or restated articles of incorporation and all amendments currently in effect;

            (2) The Corporation's bylaws or restated bylaws and all amendments currently in effect;

            (3) Resolutions adopted by either the shareholders or the Board of
                Directors increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence addresses of all members of the Board of Directors;

            (4) Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to such resolutions are outstanding and any resolutions adopted by the Board of Directors that affect the size of the Board of Directors;

            (5) The minutes of all shareholders' meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the past three years;

            (6) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years under O.C.G.A. ss. 14-2-1620;

            (7) A list of the names and business addresses of the Corporation s current directors and officers; and

            (8) The Corporation's most recent annual registration as delivered to the Secretary of State.

      (b)A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this Section 10.1 and gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

            (1) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 10.1;

            (2) Accounting records of the Corporation; and


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            (3) The record of shareholders.

      (c)A shareholder may inspect and copy the records described in subsection
(b) of this Section 10.1 only if: (1) The shareholder's demand is made in good faith and for a proper purpose that is reasonably relevant to the shareholder's legitimate interest as a shareholder; (2) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; (3) the records are directly connected with the shareholder's purpose; and (4) the records are to be used only for the stated purpose.

      Section 10.2 FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

      Section 10.3 SEAL. The corporate seal shall be in such form as the Board of Directors may determine from time to time.

      Section 10.4 FINANCIAL STATEMENTS. The Board of Directors may appoint the Treasurer or other fiscal officer or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice or any financial statements which may be required by any provision of law.

      Section 10.5 APPOINTMENT OF AGENTS. The Chairman of the Board, if any, the President or any Vice President or any other officer authorized by the Board shall be authorized and empowered in the name and as the act and deed of the Corporation to name and appoint general and special agents, representatives, and attorneys to represent the Corporation in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation, and to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy. All powers of attorney or instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board, if any, the President, or a Vice President, or any other officer designated by the Board, and the corporate seal shall be affixed thereto. Any substitution, revocation, or cancellation shall be signed in like manner. Any agent, representative, attorney, or proxy, when so authorized by the instrument appointing such person, may substitute or delegate such person's powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, and this bylaw shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

      Section 10.6 CONTRACTS, DEEDS, AND LOANS. All contracts, deeds, mortgages, pledges, promissory notes, security documents, transfers, and other written instruments binding upon the Corporation shall be executed on behalf of the Corporation by the Chairman of the Board, if any, the President, any Vice President, or by such officers or agents as the Board of Directors or the President (unless the Board of Directors shall otherwise provide) may designate from time to time. Any such instrument required to be given under the seal of the Corporation may be sealed and attested by the Secretary or any Assistant Secretary of the Corporation.


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      Section 10.7 CHECKS AND DRAFTS. Checks and drafts of the Corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate. The Board of Directors may provide by resolution for the authority of officers, employees, and other persons to deal with banks and other financial institutions on behalf of the Corporation.

      IN WITNESS WHEREOF, the undersigned Secretary does acknowledge that the Bylaws were adopted as the Bylaws of the Corporation by action of the Board of Directors as of May 5, 2000.

                                               /s/ KAREN VICKERS
                                               --------------------------------
                                               Secretary


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